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EXHIBIT 5.2

Consent of Burnet, Duckworth & Palmer LLP

June 7, 2005

        We hereby consent to the reference to our name under the headings "Canadian Federal Income Tax Considerations" and "Interest of Experts" in the prospectus contained in the Registration Statement of Petrofund Energy Trust on Form F-10 (Registration No. 333-125374).

Yours truly

(signed) "Burnet, Duckworth & Palmer LLP"

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  EXHIBIT 5.2